SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

                           THE NATIONAL REGISTRY INC.
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                           THE NATIONAL REGISTRY INC.
     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                           THE NATIONAL REGISTRY INC.
                             2502 ROCKY POINT DRIVE
                              TAMPA, FLORIDA 33607

                                                                    June 9, 1997


Dear Stockholder:

   You are cordially invited to attend The National Registry Inc.'s Annual Meeting of Stockholders, to be held at 10:00 a.m., local time, on Friday, June 27, 1997, at the Rusty Pelican, 2425 Rocky Point Drive, Tampa, Florida 33607.

   Business scheduled to be considered at the meeting includes the election of seven directors, the consideration of a proposed amendment to the Company's 1992 Stock Incentive Plan to increase the number of shares of the Company's Common Stock authorized for issuance thereunder and the ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for its fiscal year ending December 31, 1997. Additional information concerning these matters is included in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

   The Board of Directors of the Company recommends that you vote "FOR" the election of the seven nominees of the Board of Directors as directors, "FOR" the amendment of the Company's 1992 Stock Incentive Plan to increase the number of shares of the Company's Common Stock authorized for issuance thereunder and "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1997. The accompanying Proxy Statement provides further information concerning the matters to be voted on at the Annual Meeting. Also enclosed is our 1996 Annual Report on Form 10-K, as amended, which contains information concerning the 1996 fiscal year.

   Please complete, sign and return the enclosed proxy card as soon as possible. You may, of course, attend the Annual Meeting and vote in person.

                                                    Sincerely,


                                                    J. Anthony Forstmann
                                                    Chairman of the Board

                           THE NATIONAL REGISTRY INC.
                             2502 ROCKY POINT DRIVE
                              TAMPA, FLORIDA 33607

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 27, 1997

   Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of The National Registry Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Friday, June 27, 1997, at the Rusty Pelican, 2425 Rocky Point Drive, Tampa, Florida 33607 for the following purposes:

                  1. To elect seven directors to serve for a term of one-year or until their successors have been duly elected and qualified;

                  2. To approve the proposed amendment to the Company's 1992 Stock Incentive Plan to increase by 1,000,000 the number of shares of the Company's Common Stock authorized for issuance thereunder;

                  3. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

                  4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

   Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on June 9, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Company's Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

   Stockholders are urged to attend the meeting in person. If you are not able to do so, please sign, date and return the accompanying Proxy in the enclosed envelope. No postage is required if mailed in the United States.

                                By Order of the Board of Directors


                                David E. Brogan
                                Vice President-Finance, Treasurer and Secretary
Tampa, Florida
June 9, 1997

                           THE NATIONAL REGISTRY INC.
                             2502 ROCKY POINT DRIVE
                              TAMPA, FLORIDA 33607

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                              FRIDAY, JUNE 27, 1997

                             SOLICITATION AND VOTING

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The National Registry Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Friday, June 27, 1997, at the Rusty Pelican, 2425 Rocky Point Drive, Tampa, Florida 33607 and at any adjournments thereof (the "Annual Meeting"). Only holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on June 9, 1997 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, 34,774,366 shares of Common Stock were issued and outstanding. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the outstanding shares of Common Stock shall constitute a quorum for matters to be voted. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes").

   The Company's 1996 Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1996, including certified financial statements, has either preceded, or is enclosed with, this Proxy Statement. This Proxy Statement and the accompanying proxy card are being mailed to the Company's stockholders on or about June 11, 1997.

   The Common Stock was the only voting security of the Company outstanding and entitled to vote at the Annual Meeting on the Record Date. Holders of Common Stock are entitled to one vote per share on each matter to be voted upon at the Annual Meeting. The Company's Bylaws provide that a plurality of the votes present in person or represented by proxy at the Annual Meeting entitled to vote on the election of directors shall be sufficient to elect directors. Accordingly, abstentions and broker non-votes will not affect the outcome of the election provided that a quorum is present. The vote required for approval of all other matters submitted to a vote of the stockholders of the Company, including the vote on the amendment of the Company's 1992 Stock Incentive Plan (the "Plan"), shall be determined based on a majority of shares present in person or represented by proxy at the Annual Meeting. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote. The vote of shares of Common Stock will be counted by representatives of the Company's stock transfer agent, U.S. Stock Transfer Corporation, or another inspector of elections appointed by the Company.

   Shares of Common Stock represented by properly executed proxy cards received by the Company at or prior to the Annual Meeting will be voted according to the instructions indicated on such proxy cards. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented FOR the election of the seven nominees for director named in this Proxy Statement, FOR the amendment of the Plan to increase by 1,000,000 the number of shares of Common Stock authorized for issuance thereunder, shares and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. As to any other business which may properly come before the Annual Meeting, the persons named on the proxy card will vote according to their sole discretion.

   Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation to the Secretary of the Company, by a duly executed proxy bearing a later date or by voting by ballot at the Annual Meeting.

   The cost of preparing, assembling and mailing this proxy soliciting material and Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or by personal solicitation may be done by directors, officers and regular employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's stock as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

   Dissenters' rights of appraisal will not be available under Delaware law with respect to any proposal to be submitted by the Board of Directors (the "Board") at the Annual Meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's directors; (iii) each person nominated to serve as a director of the Company; (iv) each of the Named Executive Officers (as hereinafter defined); and (v) all executive officers and directors of the Company as a group:

                                     AMOUNTS AND
                                      NATURE OF
NAME AND ADDRESS OF                   BENEFICIAL         PERCENT OF
OF BENEFICIAL OWNER                    OWNERSHIP            CLASS
-------------------                  ------------        ----------

J. Anthony Forstmann ...........      6,307,500(1)          18.0
     7 Beverly Park
     Beverly Hills, CA 90210

Home Shopping Network, Inc. ....      6,336,154(2)          15.5
     P.O. Box 9090
     Clearwater, FL 34618

RMS Limited Partnership ........      5,500,000(3)          15.3
     201 West Liberty Street
     P.O. Box 281
     Reno, NV 89504

Frank M. Devine ................        293,500(4)              (6)

John L. Gustafson ..............        168,333(5)              (6)

W. Lee Shevel ..................        120,000(5)              (6)

Todd D. Lowe ...................         85,300(5)              (6)

Clinton C. Fuller ..............         20,000(5)              (6)

Robert C. Leamy ................         17,000(5)              (6)

Donald C. Klosterman ...........              0              0

Don M. Lyle ....................              0              0

Jed B. Trosper .................              0              0

David E. Brogan ................              0(5)           0

Executive officers and directors
as a group (11 persons) ........      7,011,633(1)(4)(5)    19.5(1)(4)(5)

(1) Of such amount, 3,500,000 shares of Common Stock are pledged in favor of Theodore J. Forstmann, Mr. Forstmann's brother, to secure a demand note, and 1,500,000 shares of Common Stock are pledged in favor of a financial institution to secure a non-recourse credit facility, which demand note is past due. Includes 557,500 shares of Common Stock subject to outstanding options which are vested and exercisable. Includes 750,000 shares of Common Stock directly held by Mr. Forstmann's spouse, Catherine S. Forstmann.

(2) Includes 6,336,154 shares of Common Stock issuable upon conversion of 100,000 currently convertible shares of Series A Preferred Stock.

(3) Includes 1,500,000 shares of Common Stock subject to outstanding options which are vested and exercisable.

(4) Includes 200,000 shares of Common Stock subject to outstanding options which are vested and exercisable.

(5) Includes shares of Common Stock that can be acquired by exercise of vested and exercisable stock options within 60 days of June 9, 1997, as follows:
     Mr. Gustafson - 168,333 shares; Mr. Shevel - 120,000 shares; Mr. Fuller - 20,000 shares; Mr. Leamy - 15,000 shares; and Mr. Lowe - 10,000 shares; and all directors and officers as a group - 410,633 shares. Excludes 321,667, 196,667, 60,000, 50,000, 35,000 and 55,000 shares subject to options which have not vested and which will not vest within 60 days of June 9, 1997 in favor of Messrs. Gustafson, Shevel, Fuller, Leamy, Lowe and Brogan, respectively.

(6)  Less than 1%.

                        PROPOSAL 1. ELECTION OF DIRECTORS

   Seven directors are to be elected at the Annual Meeting to hold office for a term of one year or until their successors have been duly elected and qualified. Proxies will be voted for election of each of the seven directors named below, unless otherwise directed.

   Election of directors will require the affirmative vote of the holders of a plurality of the votes of shares of Common Stock present in person or represented by Proxy and entitled to vote on the election of directors at the Annual Meeting. Although the Board anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board.

   The Board has nominated the persons named below for election as directors at the Annual Meeting. All nominees, except for Frank M. Devine, Donald C. Klosterman, Don M. Lyle and Jed B. Trosper are currently directors of the Company.

                                                           TERM       DIRECTOR
NAME                           AGE       POSITION         EXPIRES      SINCE
----                           ---       --------         -------     -------
J. Anthony Forstmann (1).....   59       Chairman           1997       1991
                                         and Director

John L. Gustafson (1)........   53       President,         1997       1995
                                         Chief Executive
                                         Officer and
                                         Director

W. Lee Shevel(1) ............   64       Vice-Chairman      1997       1995
                                         and Director

Frank M. Devine .............   54       Director           ----       Nominee

Donald C. Klosterman.........   65       Director           ----       Nominee

Don M. Lyle..................   57       Director           ----       Nominee

Jed. B. Trosper..............   42       Director           ----       Nominee

------------------
(1)  Compensation Committee and Audit Committee member.

INFORMATION REGARDING NOMINEES

   J. ANTHONY FORSTMANN has been the Chairman of the Board from June 1995, Co-Chairman from August 1993 to June 1995, Chairman from the Company's inception in October 1991 to August 1993, a member of the Board's Compensation Committee (the "Compensation Committee") since February 1993 and a member of the Board's Audit Committee (the "Audit Committee") since December 1995. Mr. Forstmann was President of the Company from October 1991 to August 1993 and from September 1994 to March 1995 and Chief Executive Officer of the Company from October 1991 to August 1993 and from September 1994 to December 1995. Mr. Forstmann has been a Managing Director of J.A. Forstmann & Co., a merchant banking firm since October 1987. He co-founded Forstmann-Leff Associates, an institutional money management firm, in 1968 and was a Managing Director thereof from its inception until October 1987. Mr. Forstmann has been a Limited Partner of Forstmann Little & Co. since its inception in 1978. Mr. Forstmann has been a director of Community Health Services, a private entity engaged in the operations of hospitals, since 1996. Mr. Forstmann received a BA in Economics from Yale University and an MBA from the Graduate School of Business Administration, Columbia University.

   JOHN L. GUSTAFSON has served as President, Chief Operating Officer and a director of the Company since March 1995, Chief Executive Officer since December 1995 and a member of each of the Audit and Compensation Committees since December 1995. From November 1993 to March 1995, Mr. Gustafson served as Vice President for Business Development of Allied Technical Services, a wholly-owned subsidiary of Allied Signal Inc. From 1968 to November 1993, Mr. Gustafson held a variety of senior executive positions at Unisys Corp. ("Unisys") and at Burroughs Corporation, its predecessor company. Mr. Gustafson received his BS in Math from St. Louis University and his MS in Computer Science from the University of Missouri-Rolla.

   W. LEE SHEVEL has served as Vice Chairman of the Board and a director of the Company since March 1995, a member of each of the Audit and Compensation Committees since December 1995 and as a consultant to the Company since January 1995. Mr. Shevel also serves as a director of Insync Systems, Inc., a privately held company in the business of providing gas distribution apparatus for semiconductor processes. Since June 1994, Mr. Shevel has been Managing Director of EIM, a consulting firm which he founded. From 1982 to June 1994, Mr. Shevel held a variety of senior executive positions at Unisys and at Burroughs Corporation, its predecessor company, including Vice President of Enterprise Integration, President of Unisys' Shipboard and Ground Systems Group and of Paramax Electronics, Unisys' Canadian subsidiary. Mr. Shevel received BS, MS and Ph.D. degrees in Engineering from Carnegie Mellon University.

   FRANK M. DEVINE serves as a business consultant for various entities. He has founded or co-founded Bachmann-Devine, Inc., a venture capital firm, and Shapiro, Devine & Craparo, Inc., a hard goods manufacturers agency serving the retail industry, where he has also served as President since 1978. Since December 1994, Mr. Devine has served as a member of the Board of

Directors of Salton Maxim Housewares Inc., a publicly owned company that markets and sells electrical appliances and decorative accessories to the retail trade under various brand names.

   DONALD C. KLOSTERMAN serves as a business consultant for various entities. From July 1994 to November 1995, Mr. Klosterman was co-founder and President of Pacific Casino Management Inc., a casino operator. Mr. Klosterman was a co-founder and the Chairman of the Board of Directors of NTN Communications, Inc. ("NTN"), a satellite broadcasting company that provides interactive entertainment programming, from April 1983 to September 1994, and a consultant to NTN from 1991 to 1992. From 1989 to 1991, Mr. Klosterman was a consultant to Comcheck, a credit verifying company. Mr. Klosterman is currently a director of NTN, and has been a director of Aldila Shaft Manufacturer, Inc., a manufacturer of graphite golf shafts, since March 1994. Mr. Klosterman served as Vice President/General Manager of the Los Angeles Rams from 1971 until 1982, General Manager of the Baltimore Colts from 1970 until 1971 and General Manger of the Houston Oilers from 1966 until 1970. Mr. Klosterman played professional football for Cleveland, Dallas, Los Angeles and Calgary.

   DON M. LYLE has been an independent consultant to various computer and venture capital companies in the United States, Europe and Japan since 1983. Mr. Lyle has also been a principal of Technology Management Company, a management firm specializing in high technology companies, since 1983. Mr. Lyle has served as a director of Emulex Network Systems, Inc., a designer and manufacturer of network access products, supplying high performance communications solutions for managing the flow of time-critical data between computers and peripheral equipment, since February 1994, DH Technology, Inc., a print head and specialty printing company, since April 1992, Systech Corp., a data communications company, since February 1990 and Insync Systems, Inc., a supplier of ultra-clean gas delivery systems to semiconductor equipment manufacturers, since April 1995. From 1984 to 1987, Mr. Lyle was President and Chief Executive Officer of Data Electronics, Inc., a tape drive and cartridge media business.

   JED B. TROSPER has served as Executive Vice President, Chief Financial Officer and Treasurer of Home Shopping Network, Inc. ("Home Shopping Network") since January 1997 and assumed the roles of Vice President, Chief Financial Officer and Treasurer of HSN, Inc., Home Shopping Network's parent, on January 27, 1997. He previously served as President of Blessing/White, Inc., an individual and organizational productivity improvement company, from September 1995 to December 1996 and Chief Financial Officer for several of the portfolio companies of General Atlantic Partners including Blessing/White, Inc., Record World, Inc., a retail record sales company, and Comprehensive Learning Concepts, Inc., a computer learning center company, from 1990 to 1995.

   Pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of April 28, 1992, by and between the Company and Home Shopping Network, Home Shopping Network has the right to nominate up to three directors for the Company's Board. Home Shopping Network had nominated as directors of the Company Peter M. Kern and Kevin J. McKeon, who resigned effective March 29, 1996 and February 12, 1997, respectively. Jed B. Trosper has been nominated by Home Shopping Network to serve on the Company's Board.

   Pursuant to a stockholders' voting agreement, dated as of March 14, 1995, J. Anthony

Forstmann, RMS Limited Partnership, a Nevada limited partnership ("RMS"), and Francis R. Santangelo (the "Stockholders' Voting Agreement"), each agreed to vote certain shares of the Company's Common Stock, beneficially owned by such party, and each of their respective affiliates, for a director nominated by each of Mr. Forstmann and RMS and not to vote certain shares of Common Stock beneficially owned by such party, and each of their respective affiliates, in favor of certain specified stockholder actions unless such actions are agreed upon by Mr. Forstmann and RMS. To date, RMS has not exercised its right to nominate a director pursuant to the Stockholders' Voting Agreement.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq SmallCap Market. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 1996, David
E. Brogan, Vice President - Finance, Treasurer and Secretary of the Company, failed to file on a timely basis one report, covering his election as an officer and no transactions, Todd Lowe, a Vice President of the Company failed to file on a timely basis one report, covering one transaction and Robert Leamy, a Vice President of the Company, failed to file on a timely basis one report, covering one transaction.

THE BOARD AND ITS COMMITTEES

   The Board held five(5) meetings during fiscal year 1996. The Board has two standing committees, the Audit Committee and the Compensation Committee. In addition, from time to time the Board establishes committees of limited duration for special purposes. The Company does not have a nominating committee for recommending to stockholders candidates for positions on the Board.

   The Audit Committee, which held one (1) meeting during fiscal year 1996, consisted of J. Anthony Forstmann, John L. Gustafson, W. Lee Shevel and Peter M. Kern, a director of the Company who resigned from the Board effective March 29, 1996, and Messrs. Forstmann, Gustafson and Shevel thereafter. The Committee's responsibilities include reviewing (i) the scope and findings of the annual audit, (ii) accounting policies and procedures and the Company's financial reporting and (iii) the internal controls employed by the Company.

   The Compensation Committee, which held one (1) meeting during fiscal year 1996, consisted of Messrs. Forstmann, Gustafson, Shevel and Kern, a director of the Company who resigned from the Board effective March 29, 1996, and Messrs. Forstmann, Gustafson and Shevel thereafter. The Committee's responsibilities include (i) making recommendations to the Board on salaries, bonuses and other forms of compensation for the Company's officers and other key management and executive employees, (ii) administering the Plan and (iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors.

   Each current director attended at least 75 percent of all meetings of the Board and committees to which he was assigned that were held during fiscal year 1996.

COMPENSATION OF DIRECTORS

   No cash compensation has been paid to any of the directors of the Company for being a director of the Company, except that such persons are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board of the Company.

   On November 8, 1993, the Board granted options to purchase 45,000 shares of Common Stock, at an exercise price of $3.75 per share, to Peter M. Kern, a director of the Company who resigned from the Board effective March 29, 1996, and such options vested pro rata on each of the first three anniversaries of August 12, 1993, the date Mr. Kern became a director of the Company. Mr. Kern's options expired unexercised on May 29, 1996. See "Certain Relationships and Related Transactions."

                               EXECUTIVE OFFICERS

   The names and ages of all executive officers of the Company (the "Named Executive Officers") as of June 9, 1997 are set forth below.

EXECUTIVE OFFICERS

                                                                      POSITION
NAME                       AGE      OFFICER                             SINCE
----                       ---      -------                           --------
John L. Gustafson          53       President and Chief                  1995
                                    Executive Officer

Clinton C. Fuller          52       Vice President - Product             1995
                                    Marketing and
                                    Financial Services

Robert C. Leamy            48       Vice President -                     1995
                                    Product Operations

Todd D. Lowe               44       Vice President - Identification      1995
                                    Systems and Services

David E. Brogan            42       Vice President-Finance,              1996
                                    Treasurer and Secretary

   The following sets forth the business experience, principal occupations and employment of each of the Named Executive Officers who do not serve on the Board (See "Election of Directors - Information Regarding Nominees" above for such information with respect to Mr. Gustafson):

   CLINTON C. FULLER has been Vice President - Product Marketing and Financial Services of the Company since July 1995, overseeing the development of the Company's products and services, including developing products for marketing to the financial services industry. From September 1967 to June 1995, Mr. Fuller held a variety of managerial positions at Unisys, including worldwide general manager of Unisys' financial retail delivery system division. Mr. Fuller received a BS in Computer Science from Lackawanna College.

   ROBERT C. LEAMY has been Vice President - Product Operations of the Company since October 1995, managing the Company's product development. From August 1975 to October 1995, Mr. Leamy served as Engineering Director at Unisys where, among other things, he helped develop computer products and systems used in law enforcement. Mr. Leamy received his BS in Engineering from the University of California, Los Angeles, an MS in Electrical Engineering and Computer Sciences from the University of California, Berkeley and an MS in Administration from the University of California, Irvine.

   TODD D. LOWE has been Vice President - Identification Systems and Services of the Company since September 1995, managing the implementation of the Company's systems. From January 1982 to August 1995, Mr. Lowe was an employee of Unisys where he was the business manager for its automated finger imaging systems division (which was subsequently acquired by Loral Corporation), managing the development of personal identification systems for government social services agencies. Mr. Lowe received a BS in Chemistry from the United States Naval Academy.

   DAVID E. BROGAN has been Vice President - Finance, Treasurer and Controller of the Company since August 1996 and Secretary of the Company since December 1996. From March 1995 to March 1996, Mr. Brogan was a consultant for Tunstall Consulting, a consulting firm specializing in business plan development and assisting in raising capital. From December 1990 to March 1995, Mr. Brogan was a Vice President of Finance for Mercury Medical, Inc., a medical distribution company. From November 1988 to October 1990, Mr. Brogan was Chief Financial Officer for Electronic Data Technologies, a publicly traded computer systems manufacturer. Mr. Brogan received his MBA from the University of Colorado and a BS in Accounting from Metropolitan State College in Denver, Colorado.

                             EXECUTIVE COMPENSATION

   The following table sets forth all compensation with respect to certain of the Named Executive Officers, including the Chief Executive Officer of the Company. The table omits an executive officer employed by the Company on December 31, 1996 because such officer's total annual salary and bonus for 1996 did not exceed $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                                                  ------------
                                                                      AWARDS
                                                                  -------------
                                                  ANNUAL            SECURITIES
                                               COMPENSATION         UNDERLYING
                                               ------------           OPTIONS
        NAME AND                                 SALARY
   PRINCIPAL POSITION(1)           YEAR            ($)                 (#)
-------------------------         ------       -------------       -------------

John L. Gustafson -                1996          $248,922(1)        50,000
   President and Chief             1995           136,133          400,000
   Executive Officer               1994               N/A               NA

Clinton C. Fuller                  1996          $130,000           20,000
   Vice President -                1995            78,210           60,000
   Product Marketing
   and Financial Services          1994               N/A              N/A

Robert C. Leamy -                  1996          $120,000           20,000
   Vice President
   Product Operations              1995            23,076           45,000
                                   1994               N/A              N/A

Todd D. Lowe -                     1996          $115,000           15,000
   Vice President
   Identification                  1995            31,016           30,000
   Systems and Services
                                   1996               N/A              N/A

(1) Mr. Gustafson's salary in 1996 included $78,922 paid by the Company in connection with Mr. Gustafson's relocation and a related "gross-up" for the tax applicable to such reimbursement.

   The Company offers a plan pursuant to Section 401(k) of the Internal Revenue Code (the "401(k) Plan") covering substantially all employees, including the Named Executive Officers. Matching employer contributions are set at the discretion of the Board. There were no employer contributions made for 1996, 1995 or 1994.

THE 1992 STOCK INCENTIVE PLAN

   The Plan, adopted by the Board and approved by the stockholders of the Company in January 1992, authorizes the granting of stock incentive awards ("Awards") to qualified officers, employees, directors and third parties providing valuable services to the Company (e.g., independent contractors, consultants and advisors to the Company). At the Company's Annual Meeting of Stockholders held on August 12, 1993, the stockholders of the Company approved an amendment to the Plan increasing from 1,500,000 to 2,700,000 the number of shares of Common Stock authorized for issuance upon exercise of options granted pursuant to the Plan. At the Company's Annual Meeting of Stockholders held on June 25, 1996, the stockholders of the Company approved a further amendment to the Plan increasing from 2,700,000 to 3,700,000 the number of shares of Common Stock authorized for issuance upon exercise of options granted pursuant to the Plan. The Board has proposed increasing such number of shares under the Plan by an additional 1,000,000 shares. See "Proposal 2. Approval of Amendment to the Plan." The following table sets forth individual grants of stock options made during fiscal year 1996 to each of the Named Executive Officers (during fiscal year 1996 no stock appreciation rights ("SARs") were awarded):

--------------------------------------------------------------------------------
                       OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                            INDIVIDUAL GRANTS
                            -----------------

                                       PERCENT OF                                   POTENTIAL REALIZABLE VALUE AT ASSUMED
                                       TOTAL                      MARKET                ANNUAL RATES OF STOCK PRICE
                                       OPTIONS                    PRICE OF             APPRECIATION FOR OPTION TERM
                                       GRANTED TO                 COMMON        --------------------------------------------
                                       EMPLOYEES     EXERCISE     STOCK ON
                       OPTIONS         IN FISCAL      PRICE       DATE OF       EXPIRATION
      NAME             (#)                YEAR       ($/SH)       GRANT            DATE        0%($)     5%($)        10%($)
-----------------      ----------       -------      ------      ---------      ----------     -----    -------      -------
John L. Gustafson      $50,000(1)        10.2%       $1.125      $1.125(2)      11/18/2006      $0      $35,375      $86,648

Clinton C. Fuller       20,000(3)         4.1%       $1.125      $1.125(2)      11/18/2006       0      $14,150      $35,859

Robert C. Leamy         20,000(3)         4.1%       $1.125      $1.125(2)      11/18/2006       0      $14,150      $35,859

Todd D. Lowe            15,000(4)         3.1%       $1.125      $1.125(2)      11/18/2006       0      $10,613      $26,894

David E. Brogan         50,000(5)        10.2%       $ 0.84      $0.84 (6)       9/06/2006       0      $26,414      $66,937

David E. Brogan          5,000(7)         1.0%       $1.125      $1.125(2)      11/18/2006       0      $ 3,538      $ 8,965

-------------------
(1) Stock Options were granted on November 18, 1996, of which options to purchase 16,666 shares of Common Stock will vest on November 18, 1997 and options to purchase 16,667 shares of Common Stock will vest on each of the next two anniversaries of the grant date.
(2) The average of the bid and asked price on the Nasdaq SmallCap Market on November 18, 1996.
(3) Stock Options were granted on November 18, 1996, of which options to purchase 6,666 shares of Common Stock will vest on November 18, 1997 and options to purchase 6,667 shares of Common Stock will vest on each of the next two anniversaries of the grant date.
(4) Stock Options were granted on November 18, 1996, of which options to purchase 5,000 shares of Common Stock will vest on November 18, 1997 and options to purchase 5,000 shares of Common Stock will vest on each of the next two anniversaries of the grant date.
(5) Stock Options were granted on September 9, 1996, of which options to purchase 16,666 shares of Common Stock will vest on September 9, 1997 and options to purchase 16,667 shares of Common Stock will vest on each of the next two anniversaries of the grant date.
(6) The average of the bid and asked price on the Nasdaq SmallCap Market on September 9, 1996.
(7) Stock Options were granted on November 18, 1996, of which options to purchase 1,666 shares of Common Stock will vest on November 18, 1997 and options to purchase 1,667 shares of Common Stock will vest on each of the next two anniversaries of the grant date.

   During fiscal year 1996, no stock options were exercised by any director or Named Executive Officer of the Company. The following table sets forth the number and value of stock options outstanding as of December 31, 1996 for the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                   NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED IN-
                       UNEXERCISED OPTIONS AT              THE-MONEY OPTIONS
                         FISCAL YEAR END (#)           AT FISCAL YEAR END ($)(1)
       NAME           EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
       ----           -------------------------        -------------------------
John L. Gustafson         160,000/290,000                  170,000/326,875

Clinton C. Fuller          20,000/60,000                    15,650/60,050

Robert C. Leamy            15,000/50,000                    4,688/38,125

Todd D. Lowe               10,000/35,000                    3,125/27,813

David E. Brogan              0/55,000                         0/93,313

---------------
(1) Assumes a market price equal to $2.5625 per share, the average of the closing bid and asked price on the Nasdaq SmallCap Market on December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee presently consists of Messrs. Forstmann, Gustafson and Shevel. On March 29, 1996, Peter M. Kern resigned as a member of the Compensation Committee. During the most recently completed fiscal year, the Board did not have an option committee. Rather the full Board determined option grants. The full Board voted by Unanimous Written Consent during the latest fiscal year to reduce the exercise prices of outstanding options for a consultant to the Company (not a Named Executive Officer) in connection with valuable services provided by such consultant to the Company. Mr. Gustafson has been President of the Company since March 1995 and Chief Executive Officer since December 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee has furnished the following report on executive compensation:

   Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's executive officers with those of its stockholders. In furtherance of these goals, the Company relies to a large degree on long-term incentive compensation provided through the Plan to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities.

   Total compensation for executive officers of the Company presently consists of both cash and equity based compensation. The Committee determines the salary of executive officers based upon competitive norms. Under the Plan, the Compensation Committee grants stock options, SARs, performance share awards and restricted share awards based upon competitive industrial practice. To date, the Compensation Committee has only granted stock options. The Compensation Committee has the authority to determine the individuals to whom such options are awarded, the terms at which option grants shall be made and the terms of the options and the number of shares subject to each option. The size of option grants are based upon competitive practice and position level. Through the award of stock option grants, the objective of aligning executive officers' long-range interests with those of the stockholders are met by providing executive officers with the opportunity to build a meaningful stake in the Company. Salary levels and stock option awards may be adjusted up or down for an executive's achievement of specified objectives and individual job performance.

   J. Anthony Forstmann, the Chairman of the Company, does not receive any cash compensation from the Company either as an officer or director of the Company.

   On March 14, 1995, John L. Gustafson was named President and Chief Operating Officer of the Company. The Board agreed to compensate Mr. Gustafson, after extensive negotiations, at the rate of $170,000 per year and granted to him, on such date, stock options to purchase 400,000 shares of Common Stock at an exercise price of $1.50 per share, of which options to purchase 80,000 shares of Common Stock will vest on each anniversary of the date of the grant through March 14, 2000. No specific formula was used in determining or agreeing to Mr. Gustafson's compensation; however, the cash portion of his compensation was determined based on the lowest amount Mr. Gustafson could be paid within the Company's cash constraints to meet its ordinary course expenses, while giving him significant upside potential in an option grant, the vesting of which was tied to continuity of service. In December 1995, Mr. Gustafson became Chief Executive Officer of the Company. Based upon Mr. Gustafson's performance of his duties in fiscal 1995, the Board determined to continue to compensate Mr. Gustafson at the previously negotiated rate of $170,000 per year for fiscal 1996. In addition, the Board determined that the Company would be better served by Mr. Gustafson relocating to Tampa, Florida. The Company agreed to reimburse Mr. Gustafson for the costs associated with such relocation.

                                              Compensation Committee


                                              J. Anthony Forstmann
                                              John L. Gustafson
                                              W. Lee Shevel

PERFORMANCE GRAPH

   Set forth below is a line graph comparing total stockholder return on the Company's Common Stock against the cumulative total return of the Center for Research in Securities Prices ("CRSP") Index for the Nasdaq SmallCap Market and the CRSP Index for Nasdaq Computer and Data Processing Stocks for the period commencing October 19, 1992 (the date the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended) and ending December 31, 1996

COMPARISON OF FIFTY MONTH CUMULATIVE TOTAL RETURNS* AMONG THE CRSP INDEX FOR NASDAQ SMALLCAP MARKET, CRSP INDEX FOR NASDAQ COMPUTER AND DATA PROCESSING STOCKS AND THE NATIONAL REGISTRY INC.

[The following table was represented by a line graph in the printed material]


                                                 CRSP INDEX FOR
                             CRSP INDES FOR      NASDAQ COMPUTER
            THE NATIONAL      NASDAQ STOCK           AND DATA
  DATE     REGISTRY, INC.       MARKET          PROCESSING STOCKS
--------   --------------    --------------     -----------------
10/19/92       100               100                 100
12/31/92       66.67             114.65              106.8
03/31/93       80                116.81              111.91
06/30/93       58.33             119.03              111.97
09/30/93       66.67             129.05              112.49
12/31/93       62.5              130.82              113.07
03/31/94       54.17             125.35              114.67
06/30/94       64.58             119.49              112.26
09/30/94       23.96             129.4               125.2
12/30/94       21.88             127.91              137.76
03/31/95       51.041            140.232             154.461
06/30/95       29.166            160.406             183.086
09/29/95       40.624            179.725             200.049
12/29/95       45.833            181.947             209.384
01/31/96       31.061            182.803             206.883
02/29/96       24.621            189.770             219.767
03/29/96       20.833            190.401             218.847
04/30/96       25.379            206.199             244.413
05/31/96       28.409            215.669             252.492
06/28/96       21.970            205.944             243.254
07/31/96       14.015            187.601             217.845
08/30/96        8.712            198.111             223.676
09/30/96       17.803            213.264             248.101
10/31/96       14.962            210.908             243.735
11/29/96       22.348            223.950             261.240
12/31/96       31.061            223.716             258.000
----------
* The Common Stock of the Company was registered under Section 12 of the Securities Exchange Act of 1934, as amended, on October 19, 1992.

Notes:

A. Assumes $100 invested on October 19, 1992 in the CRSP Index for Nasdaq SmallCap Market, the CRSP Index for Nasdaq Computer and Data Processing Stock and the Common Stock of The National Registry Inc.

B. The Common Stock of the Company began trading on the Nasdaq SmallCap Market on April 27, 1993. Prior to that date, the Common Stock traded sporadically in the over-the-counter market since February 1992.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During fiscal 1996, the Company retained as a consultant W. Lee Shevel, a director of the Company, and paid him an aggregate of $66,607 (including $10,417 in travel and other expenses). On March 14, 1995, the Company granted him options to purchase 300,000 shares of Common Stock at an exercise price of $1.00 per share, of which options to purchase 120,000 shares of Common Stock have vested and options to purchase 60,000 shares of Common Stock will vest on each of the next three anniversaries of the date of the grant. The Company may retain Mr. Shevel from time to time in the future.

   During fiscal 1996, the Company retained DMG & Associates ("DMG"), a health care marketing consulting firm founded by Donna M. Gustafson, the wife of John
L. Gustafson, the Chief Executive Officer and President of the Company, and paid DMG an aggregate of $63,783 (including $13,178 in travel and other expenses) for certain consulting services. On October 13, 1995, the Company, as part of such consulting arrangement, granted Ms. Gustafson options to purchase 25,000 shares of Common Stock at an exercise price of $2.25 per share, vesting pro rata on each of the next three anniversaries of the date of grant. On June 3, 1996, the Company hired Ms. Gustafson as Director of Marketing for health care services. On November 18, 1996, the Company granted Ms. Gustafson options to purchase 15,000 shares of Common Stock at an exercise price of $1.125 per share.

   Peter M. Kern, a director of the Company who resigned from the Board effective March 29, 1996, was nominated by and served as a representative of Home Shopping Network in accordance with Home Shopping Network's right to nominate up to three directors pursuant to the Stock Purchase Agreement. Following Mr. Kern's resignation from the Board, Home Shopping Network nominated Kevin J. McKeon to serve as a member of the Board. Mr. McKeon resigned from the Board effective February 12, 1997. Jed B. Trosper has been nominated by Home Shopping Network to serve on the Company's Board.

   The Company engages in a variety of transactions with Home Shopping Network, including the rental by the Company of its previous office space from Home Shopping Network for a 1996 rent of approximately $62,000.

   The Company believes that each of the related party transactions described herein were on terms as fair to the Company as could have been obtained from unaffiliated third parties.

                        PROPOSAL 2. APPROVAL OF AMENDMENT
                        TO THE 1992 STOCK INCENTIVE PLAN

INTRODUCTION

  On April 25, 1997, the Board amended the Plan, subject to approval of the Company's stockholders, to increase from 3,700,000 to 4,700,000 the number of shares of Common Stock authorized for issuance thereunder. Except as amended, the provisions of the Plan will remain unchanged. At the Company's Annual Meeting of Stockholders held on August 12, 1993, the stockholders of the Company approved a proposal amending the Plan to increase from 1,500,000 to 2,700,000 the number of shares of Common Stock authorized for issuance under the Plan. At the Company's Annual Meeting of Stockholders held on June 25, 1996, the stockholders of the Company approved a proposal amending the Plan to increase from 2,700,000 to 3,700,000 the number of shares of Common Stock authorized for issuance upon exercise of options granted pursuant to the Plan.

REASONS FOR THE PLAN AMENDMENT

   The Board believes that the issuance of stock options increases the incentive of, and attracts and encourages the continued employment and service of qualified directors, officers and other key employees by facilitating their purchase of a stock interest in the Company. In addition, the granting of stock options helps align the financial interests of directors, officers and other key employees receiving such options with the stockholders because such directors', officers' and key employees' compensation increases as the price of the Common Stock increases. As of the Record Date, only 106,000 shares remain available for future option grants under the Plan. The proposed amendment, if approved by the Company's stockholders, will increase to 4,700,000 the number of shares of Common Stock authorized for issuance under the Plan (equal to approximately 13.6% of the outstanding Common Stock), including 1,106,000 shares reserved for future options. The Board believes that more shares than those remaining available under the Plan are needed to help the Company meet its goals using stock options.

   The Board has determined that it is advisable that the Company and its stockholders continue to have the incentive of stock options available as a means of attracting and retaining directors, officers and key employees. As the Company progresses, the Company needs the ability to attract and retain such directors, officers and key employees, including moving them into positions in the Company where, in the judgment of the Board, such individuals can continue to help the Company develop and market products and services. The Board believes that an initial or increased stock option grant will be a valuable tool in attracting and retaining such individuals and providing added incentives for their continued contributions to the Company each which will serve to the ultimate benefit of the stockholders.

   The following summary of the Plan is qualified in its entirety by express reference to the text of the Plan.

DESCRIPTION OF THE 1992 STOCK INCENTIVE PLAN

   The Plan, adopted by the Board and approved by the stockholders of the Company in January 1992, as amended by the Board and approved by the stockholders of the Company at the Company's Annual Meetings of Stockholders held on August 12, 1993 and June 25, 1996, authorizes the granting of stock incentive awards ("Awards") of up to 3,700,000 shares of Common Stock to qualified officers, employees, directors, and third parties providing valuable services to the Company, E.G., independent contractors, consultants and advisors to the Company. The Plan provides for the granting of options that are intended to qualify as "incentive options" ("ISOs") under Section 422 of the Internal Revenue Code, as amended (the "Code"), as well as non-incentive options. The Plan also provides that Awards can be Stock Options ("Options"), SARs, Performance Share Awards ("PSAs") and Restricted Share Awards ("RSAs"). The number and kind of shares available under the Plan are subject to adjustment in certain events. Shares relating to Options and SARs which are not exercised in full, shares relating to RSAs which do not vest and shares relating to PSAs which are not issued will again be available for issuance under the Plan. No SARs, RSAs or PSAs have been granted under the Plan.

   The Plan may be administered by the Board or by a committee appointed by the Board and consisting of two or more members, each of whom must be a director and disinterested. The Plan is currently administered by the Compensation Committee of the Board (for purposes hereof, the administering body is referred to as the "Compensation Committee") pursuant to an appointment by the Board. The Compensation Committee currently consists of Messrs. Forstmann, Gustafson and Shevel. The Compensation Committee determines the number of shares to be covered by an Award, the term and exercise price, if any, of the Award and other terms and provisions of Awards.

   The exercise price for Options is to be determined by the Compensation Committee, but in the case of an ISO is not to be less than fair market value on the date the Option is granted (110% of fair market value in the case of an ISO granted to any person who owns more than 10% of the Common Stock). The purchase price is payable in any combination of cash, shares of Common Stock already owned by the participant for at least six months or, if authorized by the Compensation Committee, a promissory note secured by the Common Stock issuable upon exercise of the Option. In addition, the Award agreement may provide for "cashless" exercise and payment. Subject to certain early termination or acceleration provisions, an Option is exercisable, in whole or in part, from the date specified in the related Award agreement (which may be six months after the date of grant) until the expiration date determined by the Compensation Committee, but not to exceed ten years (five years for any person who owns more than 10% of the outstanding Common Stock).

   Persons to whom Options are granted prior to the expiration of a resale restriction period must execute a letter agreement agreeing to certain restrictions on the sale of the shares issuable upon exercise of such Options. The Company intends to register under the Securities Act of 1933, as amended, the shares issuable pursuant to the Plan, which shares will be freely tradable subject to certain limitations on shares held by affiliates.

   As of the Record Date, the Compensation Committee had granted, and as of the Record Date there is still outstanding, non-qualified stock options with respect to 45,000 shares at an exercise price per share of $3.75, with respect to 346,000 shares at an exercise price per share of $2.25, with respect to 60,000 shares at an exercise price of $1.78 per share, with respect to 1,000,000 at $1.50 per share, with respect to 200,000 shares at an exercise price of $1.375 per share and with respect to 490,500 shares at $1.125 per share. The vesting of Options varies with respect to each grant of Options.

   An SAR is the right to receive payment based on the appreciation in the fair market value of Common Stock from the date of grant to the date of exercise. In its discretion, the Committee may grant an SAR concurrently with the grant of an Option. An SAR is only exercisable at such time, and to the extent, that the related Option is exercisable. Upon exercise of an SAR, the holder receives for each share with respect to which the SAR is exercised an amount equal to the difference between the exercise price under the related Option and the fair market value of a share of Common Stock on the date of exercise of the SAR. The Compensation Committee, in its discretion, may pay the amount in cash, shares of Common Stock or a combination thereof.

   A RSA is an Award of a fixed number of shares of Common stock subject to restrictions. The Compensation Committee specifies the price, if any, the recipient must pay for such shares. Shares included in a RSA may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until they have vested. These restrictions may not terminate earlier than six months after the Award date. The recipient is entitled to dividend and voting rights pertaining to such RSA shares even though they have not vested, so long as such shares have not been forfeited.

   A PSA is an Award of a fixed number of shares of Common Stock the issuance of which is contingent upon the attainment of certain performance objectives, and the payment of certain consideration, if any, as is specified by the Compensation Committee. Issuance shall, in any case, not be earlier than six months after the Award date.

   The Plan also provides for certain stock depreciation protection, tax-offset bonuses and tax withholding using shares of Common Stock instead of cash.

   Upon the date a participant is no longer employed by the Company for any reason, shares subject to the participant's RSAs which have not become vested by such date or shares subject to the participant's PSAs which have not been issued by such date shall be forfeited in accordance with the terms of the related Award agreements. Options which have become exercisable by the date of termination of employment must be exercised within certain specified periods of time from the date of such termination, the period of time depending on the reason of termination. Options which have not yet become exercisable on the date the participant terminates employment for a reason other than retirement, death or total disability shall terminate on such date.

   The Board may, at any time, terminate, amend or suspend the Plan. However, the Board may not amend the Plan, except subject to the approval of the Company's stockholders, if such amendment would (1) materially increase the benefits accruing to eligible individuals under the Plan, (2) increase the aggregate number of shares which may be issued under the Plan or (3) modify the requirements of eligibility for participation in the Plan. Accordingly, and in order to seek to continue to take advantage of the exemption from the short-swing profit rules under Section 16(b) (which may be applicable to certain participants in the Plan) under the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder, stockholders' approval is being sought for the amendment to the Plan. No amendment, suspension or termination of the Plan may, without the consent of the optionee to whom an Award has been granted, in any way modify, amend, alter or impair any rights or obligations under any Award previously granted under the Plan.

MARKET VALUE

   On June 9, 1997, the closing bid price for the Common Stock on the Nasdaq SmallCap Market was $1.625.

RECOMMENDATION AND VOTE

   Approval of the proposed amendment to the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

   The Board recommends a vote FOR approval of the proposed amendment.

                           PROPOSAL 3. APPOINTMENT OF
                              INDEPENDENT AUDITORS

   Subject to stockholder ratification, the Board, on the recommendation of the Audit Committee, has appointed Ernst & Young LLP to continue as its independent auditors for the fiscal year ending December 31, 1997.

   Ernst & Young LLP has been the Company's independent auditors since October 1992. The Board recommends that the stockholders vote FOR such ratification. If the stockholders do not ratify this appointment, other independent auditors will be considered by the Board upon recommendation of the Audit Committee. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                                 OTHER BUSINESS

   It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their sole discretion on such business and any matters dealing with the conduct of the Annual Meeting.

                           1998 STOCKHOLDER PROPOSALS

   In order to be eligible for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company at its executive offices by February 9, 1998.

                                           By Order of the Board


                                           David E. Brogan
                                           Vice President-Finance, Treasurer
                                           and Secretary

Dated: June 9, 1997

PROXY                                                               Attachment A

                           THE NATIONAL REGISTRY INC.
                  ANNUAL MEETING OF STOCKHOLDERS--JUNE 27, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                             NATIONAL REGISTRY INC.

   The undersigned hereby appoints J. Anthony Forstmann and John L. Gustafson and each of them, with full power of substitution, as proxies and with all powers the undersigned would possess if personally present, to vote all of the shares of Common Stock, $.01 par value per share (the "Common Stock"), of The National Registry Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time on Friday, June 27, 1997, and any adjournments or postponements thereof, at 2425 Rocky Point Drive, Tampa, Florida 33607, as directed herein upon the matters set forth below and on the reverse side hereof and described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion.

   Receipt of the Notice of Annual Meeting, the Proxy Statement and the 1996 Annual Report of the Company on Form 10-K, as amended, is hereby acknowledged.

   THE BOARD OF DIRECTORS OF THE NATIONAL REGISTRY INC. RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3, EACH OF WHICH WERE PROPOSED BY THE BOARD OF DIRECTORS OF THE NATIONAL REGISTRY INC.

(1) Election of Seven Directors for a one-year term:

       VOTE FOR             WITHHOLD          (TO WITHHOLD AUTHORITY TO
      all listed            AUTHORITY          VOTE FOR ANY INDIVIDUAL NOMINEE,
    Nominees except       to vote for all      WRITE THAT NOMINEE'S NAME
   as indicated listed       nominees          ON THE LINE BELOW.)
          [ ]                  [ ]

     Nominees: J. Anthony Forstmann, John L. Gustafson, W. Lee Shevel, Frank M. Devine, Donald C. Klosterman, Don M. Lyle and Jed B. Trosper

--------------------------------------------------------------------------------
(2) Amendment to the Company's 1992 Stock Incentive Plan to increase from 3,700,000 to 4,700,000 the number of shares of Common Stock authorized for issuance thereunder.

         FOR [ ]            AGAINST [ ]              ABSTAIN [ ]

                (PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE)


(3) To ratify appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1997.

         FOR [ ]            AGAINST [ ]              ABSTAIN [ ]

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. AS TO ANY OTHER MATTER COMING BEFORE THE MEETING, EACH OF THE PERSONS AUTHORIZED AS PROXIES HEREWITH IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH MATTER.



                                                 -------------------------------
                                                           Signature


                                                 -------------------------------
                                                              Date


                                                 -------------------------------
                                                           Signature


                                                 -------------------------------
                                                             Date

                                                  Please date this card and sign
                                                  your name exactly as it
                                                  appears on this Proxy. If the
                                                  Common Stock represented by
                                                  this Proxy is registered in
                                                  the names of two or more
                                                  persons, each should sign this
                                                  proxy. Persons signing in a
                                                  representative or fiduciary
                                                  capacity and corporate
                                                  officers should add their full
                                                  titles as such.

                PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.